UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
On August 13, 2023, the Board of Directors (the "Board") of Invitae Corporation (the "Company") appointed Robert Dickey IV as Interim Chief Financial Officer of the Company, effective August 14, 2023.
Mr. Dickey, age 67, has served as Managing Director at Foresite Advisors since March 2020, a company that provides finance support and strategy for life science companies. Most recently, Mr. Dickey served as interim Chief Financial Officer of Enveric Biosicences, Inc., a biotechnology company, from September 2022 to March 2023. Mr. Dickey was previously a Managing Director at Danforth Advisors, a company that provides finance and accounting services for life sciences companies, from August 2018 to March 2020. Mr. Dickey has served on the board of directors of Angiogenex, Inc., a publicly traded biopharmaceutical company, since 2020 and SFA Therapeutics, a privately held company developing microbiome-derived therapies, since 2022. He has been on the leadership team of Cell One Partners, a strategic consulting services company focused on cell and gene therapy since 2018 and BCI LifeSciences, an advisory firm affiliated with a broker-dealer, since 2021. Mr. Dickey served as a member on the board of directors and audit committee chair at Emmaus Life Sciences, Inc., a publicly traded biopharmaceutical company, from 2018 to 2022, and as a member on the board of directors of Sanuthera, Inc., a privately held medical device company, from 2013 to 2017. Prior to that, he was employed as CFO of Motif Bio Plc., a NASDAQ and London AIM exchange-listed antibiotics company, from January 2017 to February 2018. He also was previously employed with several other biotechnology companies, including as the CFO of Tyme Technologies, Inc., from May 2015 to January 2017, the CFO of NeoStem, Inc., from August 2013 to January 2015, and the Senior Vice President of Hemispherx Biopharma, Inc., from November 2008 to August 2013. Prior to that time, among other things, Mr. Dickey served as a Managing Director at Legg Mason Wood Walker, Inc., Senior Vice President at Lehman Brothers and Co-Founder/Partner at The Middle Market Group, an affiliate of Lehman Brothers. Mr. Dickey holds an AB from Princeton University and an MBA from The Wharton School, University of Pennsylvania.
Pursuant to an engagement agreement between the Company and Korn Ferry, dated June 14, 2023, Mr. Dickey will receive his compensation and benefits from Korn Ferry. In connection with the appointment of Mr. Dickey as Interim Chief Financial Officer, the Company expects to pay Korn Ferry approximately $16,000 per week.
There is no arrangement or understanding between Mr. Dickey and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Mr. Dickey, and Mr. Dickey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Following Mr. Dickey's appointment as Interim Chief Financial Officer to replace Christine M. Gorjanc in that role, the Board appointed Ms. Gorjanc as a member of the compensation committee of the Board and as chair of the audit committee of the Board, effective August 14, 2023. In connection with Ms. Gorjanc's appointment to the audit committee, Eric Aguiar ceased to serve as member and chair of the audit committee, effective August 14, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 14, 2023

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel